Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 30, 2020, in the Registration Statement (Form S-1 No. 333-248313) and related Prospectus of StepStone Group Inc. dated September 9, 2020.

/s/ Ernst & Young LLP

New York, NY

September 8, 2020